UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER
Pursuant to Rule 13a-16 or 15d-16
under the Securities Exchange Act of 1934

For the month of September 2023

Commission File Number: 001-14846

ANGLOGOLD ASHANTI PLC
(Translation of registrant’s name into English)

4th Floor, Communications House
South Street
Staines-upon-Thames, Surrey TW18 4PR
United Kingdom
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F  ☒            Form 40-F  ☐

EXPLANATORY NOTE

Purpose of the Filing

This Form 6-K is furnished by AngloGold Ashanti plc (“NewCo”) to the U.S. Securities and Exchange Commission (the “SEC”) using the EDGAR format type 8-K12B pursuant to Rule 12g-3(f) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), to establish itself as the successor issuer to AngloGold Ashanti Limited (“AGA”) pursuant to Rule 12g-3(a).  NewCo expects that upon the furnishing of this Form 6-K to the SEC, a new file number will be generated for the purpose of satisfying NewCo’s reporting obligations under the Exchange Act.

Background

Effective on September 25, 2023, the reorganization undertaken by AGA to establish a new holding company incorporated under the laws of England and Wales, NewCo, was completed (the “Reorganization”).  The Reorganization was effected through three sequential, separate and fully interconditional steps, as described in NewCo’s registration statement on Form F-4 (Registration Statement No. 333-272867) filed with the SEC, consisting of (i) AGA effecting a distribution in specie to all holders of ordinary shares of AGA (“AGA Ordinary Shares”), pursuant to which AGA directed NewCo, its then wholly owned subsidiary, to issue 46,000 ordinary shares of NewCo (“NewCo Ordinary Shares”) to such AGA shareholders on a pro rata basis, resulting in NewCo ceasing to be a subsidiary of AGA; (ii) NewCo making and AGA accepting an irrevocable offer to purchase 100 percent (100%) of the shares in AngloGold Ashanti Holdings plc (“AGAH”), which held all of the operations and assets of AGA and its subsidiaries located outside of the Republic of South Africa (the “AGAH Sale”); and (iii) AGA implementing a scheme of arrangement pursuant to Section 114(1) and Section 115 of the South African Companies Act, No. 71 of 2008, as amended, pursuant to which AGA shareholders exchanged their AGA Ordinary Shares for respective pro rata portions of the NewCo Ordinary Shares.  As a result of the Reorganization, AGA became a direct subsidiary of NewCo.

The AGAH Sale, which was consummated on September 23, 2023, constituted the sale of AGA’s properties and assets substantially as an entirety to NewCo.  As a result, on September 23, 2023, AGAH, AGA, NewCo and The Bank of New York Mellon (the “Trustee”) entered into an indenture supplemental to the indenture, dated as of April 28, 2010, among AGAH, as issuer, AGA, as guarantor, and the Trustee (as supplemented, the “Indenture”), whereby NewCo succeeded to AGA as guarantor of all bonds previously issued and to be issued by AGAH under the Indenture, including $750,000,000 aggregate principal amount of AGAH’s 3.375% Notes due 2028, $700,000,000 aggregate principal amount of AGAH’s 3.750% Notes due 2030 and $300,000,000 aggregate principal amount of AGAH’s 6.500% Notes due 2040 (collectively, the “AGAH Notes”).

Succession Pursuant to Rule 12g-3

Ordinary Shares

Prior to the effectiveness of the Reorganization, the AGA Ordinary Shares were listed on the New York Stock Exchange (the “NYSE”) in the form American Depositary Shares (“AGA ADSs”) under the trading symbol “AU” and registered pursuant to Section 12(b) of the Exchange Act.  Prior to the effectiveness of the Reorganization, the NewCo Ordinary Shares were not registered under Section 12 of the Exchange Act.

Upon effectiveness of the Reorganization, the NewCo Ordinary Shares are deemed registered under Section 12 of the Exchange Act pursuant to Rule 12g-3(a) thereunder. Rule 12g-3(a) provides that, in connection with a succession, securities of an issuer that are not already registered issued to the holders of securities of another issuer that are registered pursuant to either Section 12(b) or (g) of the Exchange Act will be deemed registered under the same paragraph of Section 12 of the Exchange Act.  The NewCo Ordinary Shares are deemed registered under Section 12(b) of the Exchange Act because the AGA Ordinary Shares were registered under that paragraph of Section 12.

The AGA ADSs have ceased to trade on the NYSE and the NewCo Ordinary Shares commenced trading on the NYSE under the same trading symbol as the AGA ADSs from open of trading on September 25, 2023.

In addition, the AGA Ordinary Shares have ceased to trade on the Johannesburg Stock Exchange (the “JSE”) and the A2X Markets (the “A2X”) under the symbol “ANG”, and on the Ghana Stock Exchange (the “GhSE”) under the symbol “AGA”, and AGA’s Ghanaian depositary shares have ceased to trade on the GhSE under the symbol “AAD”.  The NewCo Ordinary Shares commenced trading on the JSE and the A2X under the symbol “ANG” in the form of entitlements on September 20, 2023.  From September 26, 2023, the NewCo Ordinary Shares are expected to be trading on the JSE and the A2X under the symbol “ANG” and on the GhSE under the symbol “AGA”, and the NewCo Ghanaian depositary shares (each representing one hundredth of a NewCo Ordinary Share) are expected to be trading on the GhSE under the symbol “AAD”.

Guarantees

Prior to the completion of the AGAH Sale, the guarantees of the AGAH Notes issued by AGA (the “AGA Guarantees”) were listed on the NYSE and registered pursuant to Section 12(b) of the Exchange Act.

Upon effectiveness of the AGAH Sale, the guarantees of the AGAH Notes issued by NewCo (the “NewCo Guarantees”) are deemed registered under Section 12 of the Exchange Act pursuant to Rule 12g-3(a) thereunder.  The NewCo Guarantees are deemed registered under Section 12(b) of the Exchange Act because the AGA Guarantees were registered under that paragraph of Section 12.

The AGA Guarantees are no longer listed on the NYSE and the NewCo Guarantees were listed from open of trading on September 25, 2023.

Delisting and Deregistration of AGA Ordinary Shares and AGA Guarantees

AGA requested that the NYSE file a Form 25 with the SEC on September 25, 2023 for the removal of the AGA Ordinary Shares, the AGA ADSs and the AGA Guarantees from listing on the NYSE and the termination of the registration thereof under Section 12(b) of the Exchange Act.

AGA intends to file a Form 15 with the SEC in order to terminate the registration of the AGA Ordinary Shares and the AGA Guarantees under Section 12(g) of the Exchange Act and to suspend its duty to file reports under Section 13(a) or Section 15(d) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AngloGold Ashanti plc

By:	/s/ Lizelle Marwick
	Name:	Lizelle Marwick
	Title:	Authorized Signatory

Date: September 25, 2023